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Exhibit 21.1

                                ATEC Group, Inc.
                              List of Subsidiaries




------------------------------------------------------------- ----------------- ----------------------------------------
                                                                                Name under which business conducted if
                     Name of Subsidiary                         Jurisdiction                   different
------------------------------------------------------------- ----------------- ----------------------------------------
Micro Computer Store, Inc.                                    New York
------------------------------------------------------------- ----------------- ----------------------------------------
CONY Computer Systems, Inc.                                   Connecticut
------------------------------------------------------------- ----------------- ----------------------------------------
Laptop and Office Solutions, Inc.                             New York
------------------------------------------------------------- ----------------- ----------------------------------------
Innovative Business Micros, Inc.                              New York
------------------------------------------------------------- ----------------- ----------------------------------------
Global Leasing and Trading Corporation                        New York
------------------------------------------------------------- ----------------- ----------------------------------------
Logix Solutions, Inc.                                         Colorado
------------------------------------------------------------- ----------------- ----------------------------------------
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